Exhibit 5.1

ד"ר ליפא מאיר	ד"ר יריב אילן	רעות בייץ	טל מורג	TAL MORAG	REUT BEITZ	DR. YARIV ILAN	DR. LIPA MEIR
צוריאל לביא	אדמית כהן-וינשטוק	יאן פלדמן	ירדן הדר	YARDEN HADAR	YAN FELDMAN	ADMIT COHEN-WEINSHTOK	ZURIEL LAVIE
אלון פומרנץ	מאיר אלבוים	ניר מנחם	גד קרן	GAD KEREN	NIR MENAHEM	MEIR ELBAUM	ALON POMERANC
ארתור מוהר (I)	טלי לב (II/III)	קרן בוצר	שיר דיגמי-טל	SHIR DIGMI-TAL	KEREN BOZER	TALI LEV (II/III)	ARTHUR MOHER (I)
עוזי מור	סילביה גל-יהב	לילך הוק	צח כהן	TZAH COHEN	LILACH HOEK	SYLVIA GAL-YAHAV	UZI MOR
גרי קופלוביץ	אסף אילוז	איתמר ליפנר	נוף שדה	NOF SADEH	ITAMAR LIPPNER	ASAF ILUZ	GARY COPELOVITZ
גד אזור	שי תמר	גיא משולם	תם פישר	TOM FISHER	GUY MESHULAM	SHAY TAMAR	GAD AZOR
ארז דר לולו	רועי אייז	יוני שטינמץ	דפנה הורוביץ	DAFNA HOROVITZ	YONI SHTAINMETZ	ROY AIZ	EREZ DAR LULU
יריב שלום	ד"ר גאי כרמי	אלה בן-דור	עמית ביטון	AMIT BITTON	ELLA BEN-DOR	DR. GUY CARMI	YARIV SHALOM
רונן בהרב	נופר טפליץ	טל אסולין-מנחמוב	מאור זילכה	MAOR ZILKA	TAL ASULIN-MENAHEMOV	NUPHAR TEPLIZ	RONEN BAHARAV
ד"ר זיו פרייז (II)	יוסי מנדלבאום	יותם וייס	נועם שוורץ	NOAM SCHWARTZ	YOTAM WEISS	YOSSI MANDELBAUM	DR. ZIV M. PREIS (II)
מיכל שורץ	שמרית כרמי-נעמת	רימון דיין	בן לירז	BEN LIRAZ	RIMON DAYAN	SHIMRIT CARMY NAAMAT	MICHAL SCHWARTZ
שבתאי מיכאלי	עומר מאירי	תום ניסני	אביחי אסולין	AVIHAY ASULIN	TOM NISSANI	OMER MEIRI	SHABTAI MICHAELI
איתן שמואלי	קרנית אקריש	ארז גולן (נעים)	אביב אמר	AVIV AMAR	EREZ GOLAN (NAIM)	KARNIT AKRISH	EITAN SHMUELI
אמיר זולטי	יערה פרוינד-אברהם	ישי לבנון	רעות שאולי	REUT SHAULI	ISHAY LEVANON	YAARA FRUEND-AVRAHAM	AMIR ZOLTY
שירלי יפרח-אזור	גרגורי אירגו	שחף רוט-קליין			SHAHAF ROTH-KLEIN	GREGORY IRGO	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	יצחק אנידגר	עידו זבורוף			IDO ZABOROF	ISAAC ANIDJAR	DR. TZIPI ISER ITSIQ
גלי אופינסקי	דור אבינרי	ניר דפני	איל חיאט	EYAL KHAYAT	NIR DAFNI	DOR AVINERY	GALI OPINSKY
דוד וינשטיין	איילת רם	שקד ניסן-כהן	ד"ר יהודה בן מאיר ((IV	DR. YEHUDA BEN-MEIR (IV)	SHAKED NISSAN-COHEN	AYELET RAM	DAVID WEINSTEIN
דנית רימון	ליהי אלימלך	עדן בן לולו	ד"ר אירית מבורך ((IV	DR. IRIT MEVORACH (IV)	EDEN BEN LULU	LIHI ELIMELECH	DANIT RIMON

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

To:	December 5, 2019

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Safe-T Group Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the offering for resale by the selling shareholders listed therein of (i) up to 6,658 American Depositary Shares (the “April 2019 Debentures ADSs”), each representing forty ordinary shares, no par value, of the Company (the “Ordinary Shares”), issuable upon the conversion of debentures including accrued interest (the “April 2019 Financing Debentures”), pursuant to a Securities Purchase Agreement, dated April 9, 2019 (the “April 2019 Securities Purchase Agreement”), (ii) up to 344,143 ADSs (the “April 2019 Warrants ADSs”) issuable upon the exercise of warrants (the “April 2019 Financing Warrants”), pursuant to April 2019 Securities Purchase Agreement, and (iii) up to 189,758 ADSs issuable upon the conversion of debentures including accrued interest, and upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated October 31, 2019 (the “October 2019 Debentures ADSs”, “October 2019 Financing Debentures”, “October 2019 Warrants ADSs”, “October 2019 Financing Warrants” and the “October 2019 Securities Purchase Agreement”, as the case may be; April 2019 Financing Warrants and October 2019 Financing Warrants collectively, the “Warrants”; April 2019 Warrants ADSs and October 2019 Warrants ADSs collectively, the “Warrants ADSs”; April 2019 Financing Debentures and October 2019 Financing Debentures collectively, the “Debentures”; April 2019 Debentures ADSs and October 2019 Debentures ADSs, collectively the “Debentures ADSs”; April 2019 Securities Purchase Agreement and October 2019 Securities Purchase Agreement collectively, the “Securities Purchase Agreements”; the securities listed above collectively, the “Securities”). The Securities to be offered and sold pursuant to a registration statement on Form F-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) on or about December 5, 2019 under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

E M A I L : L A W @ L I P A M E I R . C O . I L	W W W. L I P A M E I R . C O . I L
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon their respective issuance in accordance with the terms of the respective Securities Purchase Agreement, Debenture and Warrant (a) the Ordinary Shares underlying the Debentures ADSs to be issued as described in the Registration Statement and the Prospectus have been duly authorized, and, upon conversion of the Debentures and payment of the conversion price in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and (b) the Ordinary Shares underlying the Warrants ADSs, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the respective Securities Purchase Agreement and Warrant, will be duly authorized and validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely yours,

/s/ Lipa Meir & Co

W W W . L I P A M E I R . C O . I L	E M A I L : L A W @ L I P A M E I R . C O . I L